EXHIBIT 10.1
                                                                    ------------

                        DEFERRED COMPENSATION PLAN NO. 1
       Employment Agreement Deferring a Portion of Employee's Compensation

     THIS AGREEMENT made effective this first day of January 1,2002, by and between Allied First Bank, a corporation organized under the laws of the State of Illinois (the "Corporation"), and Kenneth L. Bertrand residing in the City of St. Charles, Illinois (the "Employee").

     WITNESSETH THAT:

     In consideration of the agreements hereinafter contained the parties hereto agree as follows:



     1. The Corporation agrees to employ the Employee and the Employee agrees to serve the corporation in such capacity as the Board of Directors of the Corporation (the "Board") may designate from time to time, beginning January 1, 2002 and continuing until terminated by either party on at least 90 days prior written notice to the other.

     2. During the term of his employment, the Employee shall devote all of his time, attention, skill, and efforts to the performance of his duties for the Corporation.

     3. The Corporation shall pay the Employee beginning January 1, 2002, and continuing during the term of his employment hereunder such salary payable monthly as the Board may from time to time determine together with deferred compensation payable as provided in paragraph 5 below, unless forfeited by the occurrence of any of the events of forfeiture specified in paragraph 7, below.

     4.

     (a) The Corporation shall credit to a book reserve (the "Deferred Compensation Account") established for this purpose, $8,500.00 on the last day of January, 2002.

     (b) Any such funds so credited to the Deferred Compensation Account may be kept in cash or invested and reinvested in mutual funds, stocks, bonds, securities, or any other assets as may be selected by the Board in its discretion. In the exercise of the foregoing discretionary investment powers, the Board may engage investment counsel and, if it so desires, may delegate to such counsel full or limited authority to select the assets in which the funds are to be invested.

     (c) The Employee agrees on behalf of himself and his designated beneficiary to assume all risk in connection with any decrease in value of the funds which are invested or which continue to be invested in accordance with the provisions of this Agreement.

     (d) Title to and beneficial ownership of any assets, whether cash or investments which the Corporation may earmark to pay the contingent deferred compensation hereunder, shall at all times remain in the Corporation and the Employee and his


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          designated beneficiary shall not have any property interest whatsoever in any specific assets of the Corporation.

     5. The benefits to be paid as deferred compensation (unless they are forfeited by the occurrence of any of the events of forfeiture specified in paragraph 7, below) are as follows:

     (a) If the Employee's employment hereunder is terminated on or after the Employee shall have reached the age of 65, the Corporation shall pay to him in 15 annual installments an amount equal to the fair market value of the assets in the Deferred Compensation Account as of such date. Notwithstanding the foregoing, the total amount payable to the Employee shall be appropriately increased or decreased as the case may be, but not more than semi-annually, to reflect the appreciation or depreciation in value and the net income or loss on the funds which remain invested in the Deferred Compensation Account. If the Employee should die on or after his 65th birthday and before the 15 annual payments are made, the unpaid balance will continue to be paid in installments for the unexpired portion of such 15-year period to his designated beneficiary in the same manner as set forth above.

     (b) If the Employee's employment hereunder is terminated for any reason other than death and disability but before the Employee shall have reached the age of 65, then the amount in the Deferred Compensation Account shall continue to be invested or held in cash as the Board in its discretion may determine and no payments shall be until the Employee shall have reached the age of 65 at which time payments shall be made in the same manner and to the same extent as set forth in paragraph 5 (a), above. Notwithstanding the foregoing, if before reaching age 65 the Employee should die, or if before reaching age 65 the Employee should become disabled, then payments shall be made in the same manner and to the same extent as set forth in paragraph 5
          (c), below.

     (c) If the Employee's employment is terminated because of disability or death before he has reached the age of 65, and while he is in the employ of the Corporation, then the Corporation shall make 15 annual payments to the Employee (in the event of his disability) or his designated beneficiary (in the even of his death) in the same manner and to the same extent as provided in paragraph 5 (a), above.

     (d) If both the Employee and his designated beneficiary should die before a total of 15 annual payments are made by the Corporation, then the remaining value of the Deferred Compensation Account shall be determined as of the date of the death of the designated beneficiary and shall be paid as promptly as possible in one lump sum to the estate of such designated beneficiary.

     (e) The beneficiary referred to in this paragraph may be designated or changed by the Employee (without the consent of any prior beneficiary) on a form provided by the Corporation and delivered to the Corporation before his death. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Employee, the installment payments payable under paragraph 5 (c), above shall be payable to the Employee's estate.

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     (f)  The Employee  shall be deemed to have become  disabled for purposes of paragraph 5 (c), above if the Board shall find on the basis of medical evidence satisfactory to the Board that the Employee is totally disabled, mentally or physically, so as to be prevented from engaging in further employment by the Corporation and that such disability will be permanent and continuous during the remainder of his life.

     (g)  The Installment payments to be made to the Employee under paragraphs 5
          (a) and 5 (c), above shall commence on the first day of the month next following the date of the termination of his employment, and the installment payments to be made to the Employee under paragraph 5 (b), above shall commence on the first day of the month next following the date on which the Employee shall have reached the age of 65. The installment payments to be made to the designated beneficiary under the provisions of this paragraph 5 shall commence on a date to be selected by the Corporation but within six months from the date of death of the Employee.

     (h) Notwithstanding anything herein contained to the contrary, the Board shall have the right in its sole discretion to vary the manner and time of making the installment distributions provided in this paragraph and may make such distributions in lump sums or over a shorter or longer period of time than 15 years as it may find appropriate.

     6. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Employee, his designated beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Corporation and no person other than the Corporation shall be virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Corporation under this agreement, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

     7. Notwithstanding anything herein contained to the contrary, no payment of any then unpaid installments of deferred compensation shall be made and all rights under the Agreement of the Employee, his designated beneficiary, executors of administrators, or any other person, to receive payments thereof shall be forfeited if either or both of the following events shall occur:

     (a) The Employee shall engage in any activity or conduct which in the opinion of the Board is inimical to the best interests of the Corporation.

     (b) After the Employee ceases to be employed by the Corporation he shall fail or refuse to provide advice and counsel to the Corporation when reasonably requested to do so.

     8. The right of the Employee or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.


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     9. If the Board  shall find that any person to whom any  payment is payable under this Agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim thereafter shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Board to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine. Any such payment shall be a complete discharge of the liabilities of the Corporation under this agreement.

     10. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Corporation as an executive or in any other capacity.

     11. Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Corporation for the benefit of its employees.

     12. The Board shall have full power and authority to interpret, construe, and administer this Agreement and the Board's interpretations and construction thereof, and actions thereunder, including any valuation of the Deferred Compensation Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.

     13. This agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and the Employee and his heirs, executors, administrators, and legal representatives.

     14. This Agreement shall be construed in accordance with and governed by the law of the State of Illinois.

     15. In WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and Employee has hereunto set his hand and seal as of the date first above written.

                                         Corporation

                                         By:  /s/ John G. Maxwell, Jr.


                                         /s/ Kenneth L. Bertrand
                                         ---------------------------------------
                                         Kenneth L. Bertrand